UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2006

Bimini Mortgage Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events

As of December 31, 2005, Bimini Mortgage Management, Inc. repurchased 539,300 shares of Class A Common Stock, or approximately 30% of the 1,800,000 shares of Class A Common Stock that it is authorized to repurchase pursuant to a share repurchase program that was announced on October 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2006	BIMINI MORTGAGE MANAGEMENT, INC.

	By:	/s/ Jeffrey J. Zimmer
Jeffrey J. Zimmer
Chairman, Chief Executive Officer and President